UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2020

Pioneer Bancorp, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-38991	83-4274253
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

652 Albany Shaker Road, Albany, New York		12211
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:        (518) 730-3999
From    Subject    Received    Size    Categories
edgar-postmaster@sec.gov    ACCEPTED FORM TYPE XXXXXXXXXX (0000943374-20-000195)    3:42 PM    79 KB
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
      CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	PBFS	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01	Other Events

As previously reported, on April 24, 2019, Pioneer Bancorp, Inc. (the “Company”) entered into a stock purchase agreement (as amended, the “Stock Purchase Agreement”) with Jaeger & Flynn Associates, Inc., a New York insurance agency (“JFA”), a provider of employee benefits products and services, commercial and personal insurance products and human resources consulting services.  The parties amended the Stock Purchase Agreement on February 7, 2020 to, among other things, extend the time in which to satisfy the conditions to closing.

Pursuant to the Stock Purchase Agreement, the Company was to acquire 100% of the outstanding shares of capital stock of JFA, with JFA becoming a wholly owned subsidiary of the Company in exchange for an aggregate purchase price of $12.75 million. The purchase price was to be paid $3.75 million at closing (as adjusted for indebtedness and any working capital deficiency) with the remainder paid in $3.0 million installments (each an “installment payment”) following the first, second and third anniversaries of the closing (each a “performance period”).  Each installment payment was to be subject to a downward adjustment if JFA failed to achieve certain earnings before interest, taxes, depreciation and amortization (“EBITDA”) targets or organic revenue growth targets for any performance period, and potential upward adjustments if JFA exceeded such EBITDA targets and met or exceeded organic revenue growth targets for the applicable performance period.
The Stock Purchase Agreement permitted JFA to terminate the Stock Purchase Agreement upon enumerated events.  On March 27, 2020, on account of, among other things, the financial impact of the COVID-19 pandemic on the marketplace, the Stock Purchase Agreement was terminated in accordance with its terms. No termination fee is required to be paid by JFA or the Company in connection with the termination of the Stock Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PIONEER BANCORP, INC.

DATE: April 2, 2020	By: /s/ Thomas L. Amell
Thomas L. Amell
President and Chief Executive Officer